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                       [LETTERHEAD OF KAUFMAN & CANOLES]

                                                                     EXHIBIT 5.1

January 30, 2002

Commonwealth Bankshares, Inc.
403 Boush Street
Norfolk, VA 23510

Dear Sirs:

     In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of $1,500,000 of deferred compensation obligations (the "Obligations") of Commonwealth Bankshares, Inc. (the "Company"), which may be issued pursuant to the terms of the Bank of the Commonwealth Directors' Deferred Compensation Plan and the Bank of the Commonwealth Supplemental Executive Retirement Plan (collectively, the "Plans"), we hereby advise you that, in our opinion, that upon issuance pursuant to the terms of the Plans, the Obligations will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Kaufman & Canoles, P.C.






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